CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the use in this Post-Effective Amendment 1 to the Registration Statement on Form N-4, 333-229361 of RiverSource® RAVA 5 ChoiceSM Variable Annuity of our report dated April 21, 2020 relating to the financial statements of RiverSource Life Insurance Co. of New York and our report dated April 22, 2020 with respect to the financial statements of RiverSource of New York Variable Annuity Account ,which appear in Post-Effective Amendment 1 to the Registration Statement on Form N-4, 333-230375. We also consent to the reference to us as experts under the heading "Independent Registered Public Accounting Firm" in such Registration Statement.

Minneapolis, Minnesota

April 22, 2020

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